Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

     In connection with the report of Spectre Gaming, Inc. (the “Company”) on Form 10-QSB for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Russell C. Mix, Chief Executive Officer of the Company, and I Brian D. Niebur, Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. § 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Russell C. Mix

Russell C. Mix
Chief Executive Officer
August 13, 2004

/s/ Brian D. Niebur

Brian D. Niebur
Chief Financial Officer
August 13, 2004